UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 11, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On July 11, 2005, a subsidiary of Pennsylvania Real Estate Investment Trust (the “Company”) entered into a new $66.0 million mortgage loan with Lehman Brothers Bank, FSB, which is secured by Magnolia Mall in Florence, South Carolina. The Company used the net proceeds of this loan to repay the outstanding balance of $19.3 million under the previous mortgage loan on the property with the same lender. The Company expects to use the remaining net proceeds to repay a portion of the outstanding balance under its unsecured revolving credit facility.

     The new loan bears interest at a rate of 5.33%, which is 287 basis points less than the rate on the previous loan. There was a prepayment penalty of approximately $0.8 million associated with the repayment of the previous loan prior to its scheduled maturity in January 2007 which will be included in the financial results of the Company for the quarter ending September 30, 2005. The new loan has a 10 year term and matures on July 11, 2015. The repayment schedule for the loan is based on a 30 year amortization schedule. The borrower may prepay the loan two years and one day after it is assigned by the lender, or, if it is not assigned, then on July 11, 2009. The loan contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; inaccuracy of representations; violation of covenants; and certain bankruptcy events. If an event of default occurs under the new loan, then, subject to the borrower’s customary cure rights, the lender may declare the entire outstanding balance of the new loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

     This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. The Company does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are directed to consider the risks and uncertainties discussed in other documents the Company has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

     10.1      Promissory Note, dated July 11, 2005, in the principal amount of $66.0 million, issued by PR Magnolia LLC in favor of Lehman Brothers Bank, FSB.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: July 12, 2005	By:	/s/ Jonathan B. Weller

Jonathan B. Weller
Vice Chairman